                                                                    Exhibit 99.5



                          Independent Auditors' Report


Board of Directors
Cadabra Inc.
San Mateo, California


   We have audited the accompanying balance sheet of Cadabra Inc. (formerly Tesserae Information Systems, Inc.) as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadabra Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

   As discussed in Note 1, in November 1999, the Company's Board of Directors signed an Agreement and Plan of Reorganization to sell the Company.

                                      /s/ Frank, Rimerman & Co. LLP


December 6, 1999

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)


                                  Balance Sheet
                             As of December 31, 1998


                                                 Assets

Current Assets:
  Cash and cash equivalents                                                                  $  804,000
  Accounts receivable                                                                           358,000
  Prepaid expenses                                                                               16,000
                                                                                             ----------
       Total current assets                                                                   1,178,000
Property and equipment, net                                                                      70,000
Other assets, net                                                                                 1,000
                                                                                             ----------
                                                                                             $1,249,000
                                                                                             ==========
                                    Liabilities And Stockholders' Equity

Current Liabilities:
  Bank borrowings                                                                            $   62,000
  Accounts payable                                                                               24,000
  Deferred revenue                                                                               95,000
                                                                                             ----------
       Total current liabilities                                                                181,000

Commitments (Notes 5 and 8)

Stockholders' Equity:
  Series A convertible preferred stock at no par value,  liquidation preference of
     $1.00 per share,  authorized--1,550,000; issued--1,537,966 shares at                     1,498,000
     December 31, 1998
  Common stock at no par value, authorized--20,000,000;
     issued--3,000,000 shares at December 31, 1998                                            1,316,000
  Deferred compensation                                                                        (762,000)
  Accumulated deficit                                                                          (984,000)
                                                                                             ----------
                                                                                              1,068,000
                                                                                             ----------
                                                                                             $1,249,000
                                                                                             ==========

See Notes to Financial Statements.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)

                             Statement of Operations
                      For the Year Ended December 31, 1998


Revenue:
  Related party                                                                    $   250,000
  Other                                                                                  9,000
                                                                                   -----------
                                                                                       259,000
Operating expenses:
  Marketing and sales                                                                   61,000
  General and administrative                                                           259,000
  Product development                                                                  867,000
  Deferred compensation                                                                394,000
                                                                                   -----------
                                                                                     1,581,000
                                                                                   -----------
Loss from operations                                                                (1,322,000)
Other income (expense):
  Government grant                                                                     370,000
  Interest income (expense), net                                                        29,000
                                                                                   -----------
Net loss before income taxes                                                          (923,000)
Income taxes                                                                             2,000
                                                                                   -----------
Net loss                                                                           $  (925,000)
                                                                                   ===========

See Notes to Financial Statements.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)

                       Statement of Stockholders' Equity
                     for the Year Ended December 31, 1998

                                                   Series A Convertible
                                                      Preferred Stock              Common Stock              Deferred

                                                   Shares         Amount       Shares          Amount       Compensation

Balances, December 31, 1997 ..................             --    $       --   2,974,286  $      9,000             --
  Sale of Series A preferred stock, net of
    issuance costs of $40,000 ................      1,537,966     1,498,000          --            --             --
  Sale of common stock .......................             --            --      25,714         2,000             --
  Equity compensation for stock options issued
    to employees .............................             --            --          --     1,156,000        (762,000)
  Equity compensation for stock options issued
    to non-employees .........................             --            --          --       149,000             --
  Net loss ...................................             --                        --             --            --
                                                  -----------    ----------  -----------    -----------    -----------
Balances, December 31, 1998 ..................      1,537,966    $1,498,000   3,000,000    $ 1,316,000    $  (762,000)
                                                  ===========    ==========  ===========   ===========    ============



                                                     Accumulated

                                                       Deficit        Total

Balances, December 31, 1997 ..................     $   (59,000)   $   (50,000)
  Sale of Series A preferred stock, net of
    issuance costs of $40,000 ................             --       1,498,000
  Sale of common stock .......................             --           2,000
  Equity compensation for stock options issued
    to employees .............................             --         394,000
  Equity compensation for stock options issued
    to non-employees .........................             --         149,000
  Net loss ...................................        (925,000)      (925,000)
                                                   -----------     -----------
Balances, December 31, 1998 ..................     $  (984,000)    $1,068,000
                                                   ============    ===========

See Notes to Financial Statements.

                                    Cadabra Inc.
                    (formerly Tesserae Information Systems, Inc.)

                        Statement of Cash Flows
                      For the Year Ended December 31, 1998






Cash Flows from Operating Activities:
  Net loss                                                                                   $ (925,000)

Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                               20,000
     Equity compensation for stock options issued to employees                                  394,000
     Equity compensation for stock options issued to non-employees                              149,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                                     (315,000)
       Prepaid expenses                                                                         (16,000)
       Accounts payable                                                                         (35,000)
       Deferred revenue                                                                          85,000
                                                                                             ----------
          Net cash used in operating activities                                                (643,000)
                                                                                             ----------
Cash Flows from Investing Activities-
                                                                                             ----------
  Purchase of property and equipment                                                            (74,000)
                                                                                             ----------
          Net cash used in investing activities                                                 (74,000)
                                                                                             ----------
Cash Flows from Financing Activities:
  Proceeds from sale of preferred stock, net                                                  1,463,000
  Proceeds from sale of common stock                                                              2,000
  Proceeds from bank borrowings, net                                                             62,000
  Repayment of notes payable to related parties                                                 (10,000)
                                                                                             ----------
          Net cash provided by financing activities                                           1,517,000
                                                                                             ----------
Net Increase in Cash and Cash Equivalents                                                       800,000
Cash and Cash Equivalents, beginning                                                              4,000
                                                                                             ----------
Cash and Cash Equivalents, ending                                                            $  804,000
                                                                                             ==========

Supplemental Disclosure of Cash Flow Information

  Cash paid during the year for:
     Interest                                                                                $    3,000
                                                                                             ==========
     Income taxes                                                                            $    2,000
                                                                                             ==========
Supplemental Disclosure of Non-Cash Financing Activities-
  Issuance of Series A convertible preferred stock as
     repayment of notes payable                                                              $   35,000
                                                                                             ==========

See Notes to Financial Statements.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)

                          Notes to Financial Statements


1. Nature of Business and Significant Accounting Policies


Nature of Business and Subsequent Events


General:


   Cadabra Inc. (Company) is a California corporation engaged in the business of developing software for the integration of structured databases into meta-databases. The Company's 1998 operations consisted principally of $370,000 from a government grant and $250,000 earned under a software license and development agreement with one of its Series A preferred stockholders. In 1999 the Company began developing web-based software which can be used for consumer comparison shopping through its web site, and through syndicated private-label versions of the shopping site for its customers. Effective April 12, 1999, the Company changed its name to Cadabra Inc. from Tesserae Information Systems, Inc.


Subsequent Events:


   On November 19, 1999, the Company signed an Agreement and Plan of Reorganization (Agreement) with GoTo.com, Inc. (GoTo) to convert to GoTo stock, or the right to receive GoTo stock, all of the Company's issued and outstanding shares of capital stock, including all outstanding options, warrants or other rights to acquire or receive shares of capital stock of the Company, for $8.0 million in cash and $242.0 million in GoTo common stock. The number of shares of GoTo common stock will be determined based on the average of the daily closing stock price of GoTo for the 30 days prior to closing, but not less than $40.00 per share or greater than $130.00 per share. This transaction is expected to close during the quarter ending March 31, 2000.


   Subsequent to December 31, 1998, the Company's Board of Directors approved the following:


    A two-for-one stock split of the Company's common stock and preferred stock. All share amounts reported in these financial statements have been adjusted to reflect this stock split.


   Amendment of the Company's Articles of Incorporation to authorize the issuance of 20,000,000 shares of common stock and 3,000,000 shares of convertible preferred stock, 1,550,000 of which are designated Series A and 1,450,000 of which are designated Series B.


   During March 1999, 1,432,948 shares of Series B preferred stock were sold. The sale of shares included the transfer of rights to the Company to sell certain software licensed from a Series B stockholder for an agreed upon value of $5,000,000. This transfer will be accounted for as a non-monetary transfer of assets from a principal shareholder at historical cost in accordance with the Staff Accounting Bulletin No. 48, and net proceeds from the sale of shares, excluding the value of the license rights, of approximately $7,000,000 will be recorded.


   An increase in the number of shares of common stock reserved for issuance under its stock option plan to 2,750,000 shares.


Revenue Recognition:


Government Contracts:


   The Company recognizes revenue from government grants as expenses are incurred based on the reimbursement percentage specified in the grant agreement. Reimbursements are requested (and received) on a monthly basis through the end of the contract period (December 31, 1999). Grant revenue is reported as other income, while the related expenses are included in operating expenses.


License Revenue:


   The Company accounts for software license revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2). SOP 97-2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. If fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.


   The Company recognizes revenue from sales of software licenses to end users upon persuasive evidence of an arrangement, delivery of the software to a customer, determination that collection of a fixed and determinable license fee is considered probable, and there are no remaining commitments or contingencies.


Product Development:


Product development costs are expensed as incurred.


Property and Equipment:


   Property and equipment is recorded at cost and depreciated using the straight- line method over estimated useful lives of three to five years. Property and equipment purchases which are eligible for reimbursement under government grants are expensed as incurred.


Income Taxes:


   The Company accounts for income taxes using the liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement basis and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or noncurrent, based on the classifications of the related assets and liabilities giving rise to the temporary difference. A valuation allowance is provided against the Company's deferred income tax assets when their realization is not reasonably assured.


Statement of Cash Flows:


   For purposes of the statement of cash flows, the Company considers all highly- liquid investments with original maturities of three months or less to be cash equivalents.


Estimates:


   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.


Concentrations of Credit Risk:


   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash accounts with one financial institution. Cash balances at this financial institution are in excess of the $100,000 Federal Deposit Insurance Corporation insurable limit. Accounts receivable at December 31, 1998 consist of balances due from a Federal government agency (23%) and a stockholder (77%) (Note 2). Management believes all balances are collectible and no allowance for potential credit losses is necessary.

Accounting for Stock-Based Compensation:


   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may account for granted stock awards under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for stock-based compensation expense under APB No. 25 and make the required pro forma disclosures for compensation expense.

2. Related Party Transactions

   In 1998, revenue includes $250,000 earned under a software development agreement between the Company and a Series A preferred stockholder. Accounts receivable at December 31, 1998 includes $275,000 due from this stockholder.

   During 1998, the Company issued 37,966 shares of Series A preferred stock to a related party as repayment of $35,000 in notes payable and $3,000 in accrued interest.

3. Property and Equipment

Property and equipment consists of the following:



  Computers and related equipment                                      $ 97,000
  Office furniture and equipment                                          3,000
                                                                       --------
                                                                        100,000
  Less accumulated depreciation                                          30,000
                                                                       --------
                                                                       $ 70,000
                                                                       ========

4. Bank Borrowings

   The Company has a bank line of credit which provides for borrowings for equipment purchases of up to $75,000, with interest at the bank's prime rate (7.75% at December 31, 1998). Borrowings are secured by equipment. All borrowings were repaid in March 1999.


5. Convertible Preferred Stock


   The Company is authorized to issue 3,000,000 shares of convertible preferred stock, of which 1,550,000 shares are designated Series A and 1,450,000 shares are designated Series B. The rights and preferences of the Series A and Series B convertible preferred stock are as follows:


Voting Rights:


   Holders of Series A and Series B have voting rights as if their shares were converted into common stock.


Dividends:


   Holders of Series A and Series B are entitled when, as, and if declared by the Board of Directors, to dividends at stated dividend rates per annum, payable in preference and priority to any payment of dividends on common stock. Dividends are not mandatory or cumulative. No dividends have been declared as of December 31, 1998.


Liquidation Preference:


   Preferred stock has liquidation preferences of an amount per share equal to the original issuance price for each series of preferred stock, plus any declared but unpaid dividends. Remaining assets, if any, are first distributed to common stockholders at a rate of $0.50 per share plus any undeclared but unpaid dividends, and then pro rata based on the number of shares of common stock, Series A and Series B (on an as converted basis) then issued and outstanding.

Conversion:


   At the option of the holder, each share of Series A and Series B is convertible into shares of common stock by the conversion price in effect at the time of conversion, ($1.00 for Series A at December 31, 1998) subject to adjustment for antidilution. Series A and Series B will automatically convert into shares of common stock immediately prior to the closing of an underwritten public offering of common stock under the Securities Act of 1933, in which the Company receives proceeds of at least $15,000,000 at a minimum price of $8.375 per share, subject to adjustment for dilution. In addition, each series of preferred stock will automatically convert upon the approval for conversion by written consent of the holders of two-thirds of the outstanding shares within a series.


Mandatory Redemption:


   The Company is required to redeem all outstanding shares of Series B upon receiving, at any time after five years from the original Series B issuance date, a written notice from the holders of at least two-thirds of the then outstanding shares of Series B. Upon receipt of the written notice, the Company will redeem at least 25% of the Series B shares outstanding each calendar quarter until all Series B shares are redeemed. The redemption price is equal to the original issuance price of the Series B shares plus any declared but unpaid dividends.


6. Stock Option Plan


   The Company has a stock option plan (the Plan) under which the Board of Directors may grant incentive stock options to employees and non-qualified stock options to employees, directors, and consultants. The Company has reserved 2,750,000 shares of common stock for issuance under the Plan.


   Incentive and nonqualified stock options may be granted at a price not less than fair market value (as determined by the Board of Directors) and 85% of the fair market value, respectively (110% of fair value to holders of 10% or more of voting stock). Options are exercisable over periods not to exceed ten years (five years for incentive stock options granted to holders of 10% or more of the voting stock) from the date of grant. The Plan gives the Board of Directors the discretion to determine when options granted will become exercisable. All granted options vest 25% at the end of one year of service and ratably over the following thirty-six months. The Company has the right to repurchase unvested shares issued under the Plan, and retains the right of first refusal to repurchase vested shares offered for sale to a third party.

Stock option activity is as follows:

                                                                                    Weighted-
                                                                     Stock           Average
                                                                    Options       Exercise Price
                                                                  ------------  ------------------
Options outstanding, December 31, 1997                                     --                $  --

  Granted                                                             659,500                 0.10
  Cancelled                                                           (66,000)                0.10
                                                                      -------
Options outstanding, December 31, 1998                                593,500                $0.10
                                                                      =======

   The following table summarizes information about stock options outstanding at December 31, 1998:



                                                Weighted-
                                                 Average        Weighted-                        Weighted-
       Range of                                 Remaining        Average                          Average
      Exercise                Options          Contractual      Exercise        Options          Exercise
       Prices               Outstanding           Life           Price         Exercisable        Price
     ----------            -------------      -------------   -----------     -------------     ----------
       $0.10                   593,500              9.4          $0.10           30,417          $0.10

   The Company applies APB No. 25 and related interpretations in accounting for its Plan. Accordingly, compensation cost has been recognized for the difference between the deemed fair value of the stock over the exercise price of the stock options granted to employees. During 1998, the Company recorded $1,156,000 as common stock and deferred compensation (as a separate component of stockholders' equity) for the activity under the Plan involving employee stock options. The Company recognized $394,000 of the deferred compensation as expense for the year ended December 31, 1998. Amounts recorded as deferred compensation are amortized to expense using a graded methodology over the vesting period. The Company also recognized $149,000 for the activity under the Plan involving non-employee stock options as product development expense for the year ended December 31, 1998. The fair value of the options to non-employees was estimated on the date of grant and each successive vesting period (monthly) using the Black-Scholes model with the following assumptions: no dividend yield, risk-free interest rate of 4.70%, volatility of 0.80 and an expected life of two years.


   Under SFAS No. 123, the pro forma net loss would have been $928,000 for the year end December 31, 1998. For purposes of determining the pro forma net loss under SFAS No. 123, the fair value of the options granted to employees was estimated using the Black-Scholes model, assuming an expected life of four years, no dividend yield, volatility of 0.80, and a risk-free interest rate of 4.9%. The weighted average fair value of the stock options granted was $2.67 at December 31, 1998.


   As of December 31, 1998, there were 2,156,500 shares available for future grant under the Plan.


7. Income Taxes


   At December 31, 1998 the Company has Federal and State of California net operating loss carryforwards of approximately $325,000, which expire beginning in 2113. Deferred income tax assets of approximately $130,000 relating primarily to these net operating losses have been fully reserved, as their ultimate realization is uncertain.


   Under certain provisions of the 1986 Tax Reform Act, the availability of the Company's net operating loss carryforwards are subject to limitation if it should be determined that there has been a change in ownership of more than 50% of the value of the Company's stock. Such a determination could substantially limit the eventual tax utilization of these carryforwards.


8. Lease Commitments


   The Company leases office facilities under an operating lease in which the Company is responsible for maintaining liability insurance and paying certain allocable operating expenses. Rent expense for 1998 was $60,000. Subsequent to year end, the Company entered into a non-cancelable operating lease for new facilities which expires in July 2002. In connection with the new lease the Company is required to maintain prepaid rent and security deposits of $155,000.


   Aggregate future minimum rental payments required under all leases are as follows:



                   1999                          $  202,000

                   2000                             370,000

                   2001                             400,000

                   2002                             235,000
                                                 ----------
                                                 $1,207,000
                                                 ==========